UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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THE BOEING COMPANY

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2022 Investor Update

2022 Annual Meeting Agenda and Board Recommendations Management Proposals Item 1. FOR Elect 11 directors Item 2. FOR Advisory vote on named executive officer compensation Item 3. FOR The Boeing Company Global Stock Purchase Plan Item 4. FOR Ratify the appointment of independent auditor Shareholder Proposals Item 5. AGAINST Additional report on lobbying activities Item 6. AGAINST Additional report on charitable contributions Item 7. AGAINST Reduce threshold to call special meetings from 25% to 10% Item 8. FOR Report on Net Zero Indicator

Company Overview Boeing at a Glance The world’s most diversified aerospace and defense company Develops, produces, and markets commercial jet airplanes to global airlines Boeing 7-series family of airplanes leads the industry Targeted research to support the future of aviation Commercial Airplanes Defense, Space & Security Global Services Provides services to commercial and defense customers worldwide Services include supply chain management, engineering, maintenance, upgrades, and conversions Further offerings such as pilot and maintenance training systems and services, technical and maintenance documents, and data analytics Business Segments Develops, produces, and modifies: Manned and unmanned military airplanes Weapons systems Strategic defense and intelligence systems Satellite systems Space exploration capabilities 10 Year Market Served Market Outlook Boeing is a leading global provider of commercial airplanes, defense, space and security systems, and global services Global Services $3.2 Trillion Defense, Space & Security $2.6 Trillion Commercial Airplanes $3.2 Trillion

BUSINESS UPDATE

BOEING

2022 Priorities
• Live our values
• Rebuild trust
• Inculcate Safety and Quality Management Systems
• Restore operational stability and business health
• Invest in Boeing's future capability

737 MAX Safe Return to Service[1]

- **185** Countries approved for 737 MAX operations
- **230+** Previously grounded airplanes safely returns to service
- **~275** 737 MAX airplanes delivered
- **35** Airlines returned to 737 MAX service

The fleet has safely flown

- **~300k** Revenue flights
- **720k+** Flight hours
- **99%** Schedule reliability

[1] Statistics from November 2020 through Year End 2021

Well-positioned for 2022 and beyond; remain focused on safety, quality and operational stability

Copyright © 2022 Boeing. All rights reserved.

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Active Independent director Refreshment Refreshed Board blends deep experience with fresh perspectives Recent Board Refreshment The Board is committed to adding new members who bring compatible skill sets and fresh perspectives Since October 2019, seven independent directors have left the Board and six have been added as part of the Board’s refreshment efforts These six new directors bring significant experience in aerospace, safety, engineering, software, risk management and oversight, audit, supply chain management, and finance Lynne Doughtie Former U.S. Chairman & CEO, KPMG Lt. Gen. Stayce Harris Former United Airlines Pilot; Former Inspector General, U.S. Air Force Steve Mollenkopf Former CEO, Qualcomm Jan 2021 June 2021 Ronald Williams Chair, Governance & Public Policy Committee Former Chairman, President & CEO, Aetna Lynn Good Chair, Compensation Committee Chairman, President & CEO, Duke Energy Robert Bradway Chair, Finance Committee Chairman & CEO, Amgen Larry Kellner Independent Chair, Boeing Former Chairman & CEO, Continental Airlines Apr 2020 David Joyce Chair, Aerospace Safety Committee Former President & CEO, GE Aviation Aug 2021 Akhil Johri Chair, Audit Committee Former Executive VP & CFO, United Technologies Apr 2020 Adm. John Richardson Chair, Special Programs Committee 31st Chief of Naval Operations Oct 2019

Board Possesses right mix of skills Boeing’s highly qualified, diverse Board brings a range of experience in areas critical to our long-term strategy Board Diversity: 45% Total Diversity Independent Director Tenure Independence 0-3 years 4-7 years 8-11 years ~4 yrs Average 91% 27% Diverse 3 8 27% Diverse 3 8 Gender Ethnicity/Race BRADWAY CALHOUN DOUGHTIE GOOD HARRIS JOHRI JOYCE KELLNER MOLLENKOPF RICHARDSON WILLIAMS In-Depth Aerospace Expertise ✓ ✓ ✓ ✓ ✓ Engineering/Technology Leadership ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Complex Manufacturing Expertise ✓ ✓ ✓ ✓ ✓ Safety ✓ ✓ ✓ ✓ ✓ ✓ ✓ Risk Management ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Highly Regulated Industry Experience ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Current or Former CEO of a Large Company ✓ ✓ ✓ ✓ ✓ ✓ ✓ Fortune 500 Board Experience ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ International Leadership ✓ ✓ ✓ ✓ ✓ ✓ ✓ Senior Leadership Experience ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Senior U.S. Government/Military Experience ✓ ✓ Former Fortune 500 CFO ✓ ✓ ✓ ✓

Element Vehicle Metrics and Key Features* Base Salary Cash Based on skills, experience, and demonstrated performance Annual Incentive Cash Payouts dependent on a Company Performance Score with two components: a financial performance score driven primarily by cash flow and determined based 50% on total company performance and 50% on business unit performance, and an operational performance score Total Company Financial Performance Score: Free Cash Flow (75%) Core EPS (25%) Business Unit Financial Performance Score: Commercial Airplanes: Free Cash Flow (75%) and Operating Earnings (25%) Defense, Space & Security and Global Services: Free Cash Flow (50%), Operating Earnings (25%), and Revenue (25%) For those not dedicated to one business unit, the business unit score is the average of the three scores Operational Performance Score: Designed to drive improvement in product safety, employee safety, and quality based on quantitative and qualitative results Long-Term Incentive for Executive Officers Premium-priced stock options (50%) Must deliver meaningful shareholder return before the options provide value Exercise price set at 120% of grant value; exercisable over 10 years Subject to three-year vesting RSUs (50%) Subject to three-year vesting New in 2021 CEO’s Long-Term Incentive Awards Beginning in 2021, Mr. Calhoun’s awards contain additional features to further strengthen the link between his compensation and the long-term interests of our shareholders: Unable to sell or transfer shares acquired through option exercises until after the end of tenure as CEO RSUs not distributed until after CEO’s departure, and then in ten annual installments New in 2021 Executive officer Compensation Compensation program aligns executive incentives with shareholder interests * All annual incentive payouts and long-term incentive awards are impacted by individual performance scores, which includes formal consideration of performance against safety-related objectives, including input from the Aerospace Safety Committee for certain senior executives. New in 2022 Operational Performance Score in the annual incentive plan includes two additional goals on climate and diversity, equity and inclusion Premium-priced stock option component of long-term incentive incorporates a relative total shareholder return feature

2021 Outcomes Aligned with Performance 2021 payouts tied directly to company, business unit and/or individual performance 2021 Annual Incentive Performance Results Company Performance Scores Enterprise 122% Commercial Airplanes 112% Defense, Space & Security 111% Global Services 142% 2019-2021 Long-Term Award Results 2019-2021 Performance Award Payout: 0% 2019-2021 PBRSU Payout: 0% Key results driving 2021 Annual Incentive payouts: Total Company free cash flow improved by 78% Commercial Airplanes and Global Services free cash flow improved by 61% and 22%, respectively Global Services revenue improved by 5% and earnings by 333% Defense, Space & Security revenue up by 1% Target performance exceeded for all three operational metrics: product safety, employee safety, and quality We achieved or exceeded target performance across several financial goals and all operational goals for 2021. Since we did not meet the goals set for the 2019-2021 long-term incentive awards and consistent with our pay for performance philosophy, none of those awards were earned 1 As compared to peers plus Airbus Annual Incentive Long-Term Incentive 25% Core EPS 25% Revenue 2019-2021 Total Company ($36.16) Target: $71.30 ($28.4B) Target: $51.0B $197.0B Target: $357.0B 2019 – 2021 Total Shareholder Return #21 of 211 2019 – 2021 PBRSU Results 2019 – 2021 Performance Award Targets, Weightings and Results

Committed to regular and ongoing board refreshment bringing on three new directors in 2021 Amended the Governance & Public Policy Committee Charter to include specific oversight of our practices relating to political advocacy and sustainability, including matters related to environmental stewardship and climate change and diversity, equity, and inclusion Actions since 2021 based on discussions with shareholders: Corporate Governance Executive Compensation Sustainability & Human Capital Management Disclosure of Political Advocacy Issued our first Global Equity, Diversity & Inclusion Report and publicly disclosed our EEO-1 Report Published our first comprehensive Sustainability Report, including our 2030 sustainability goals Incorporated operational performance component to the 2021 annual incentive plan design, to drive product safety, employee safety, and quality  Adding two goals on climate and diversity, equity and inclusion to the operational performance score in the AIP for 2022 Continued focus on safety when evaluating individual executive performance Provided additional detail regarding (1) the Board’s oversight of political advocacy, including the Governance & Public Policy Committee’s enhanced oversight role, (2) direct lobbying, and (3) our political contributions guidelines and political action committee processes and oversight Expanded disclosures of our trade association relationships to include contributions of $25,000 or more per year and the percentage of these amounts used for lobbying activities Robust Shareholder Outreach Program Consistent record of listening to and acting upon shareholder feedback Compliant and Ethical Business Launched Seek, Speak & Listen to empower teammates to connect across differences, learn from one another and make better decisions Provided formal training available to all employees and in response to employee surveys, 84% of employees report using Seek, Speak & Listen habits in their day-to-day interactions

Item 5. Shareholder proposal - additional report on lobbying activities The Board unanimously recommends a vote against this proposal The Board believes that our long-standing record of political transparency renders the proposal unnecessary Boeing regularly engages across all levels of government and works with trade, industry, and civic groups that provide critical expertise Boeing maintains robust policies and procedures to promote the transparency of our lobbying and advocacy activities: Boeing’s Compliance Risk Management Board regularly provides the Audit Committee with updates of the effectiveness of procedures in place to ensure the Company’s political activities meet its high standards Boeing’s Executive Vice President, Government Operations, reports regularly to the Governance & Public Policy Committee and annually to the full Board on Boeing’s lobbying and other advocacy activities Prohibits the use of corporate funds to support state or local candidates, political parties, or ballot initiatives Prohibits trade associations and other third-party organizations from using Boeing’s funds for any election-related political expenditure Boeing actively continues to seek ways to extend and enhance commitment to transparency - most recently in 2021: Enhanced disclosures of annual trade association contributions to include contributions of greater than $25,000, along with information about the portion of dues that each association used for lobbying activities, building on the transparency set in 2020 Amended the Governance & Public Policy Committee Charter to explicitly outline in the Committee’s responsibilities the review of developments and trends in political advocacy to ensure alignment with the Company’s values, business strategies, and long-term shareholder interests Expanded disclosures of our direct lobbying and our political contributions guidelines and political action committee processes and oversight

Item 6. Shareholder proposal - additional report on charitable contributions The Board unanimously recommends a vote against this proposal The Board believes that our existing publicly available information about Boeing’s charitable contributions renders the proposal redundant Detailed information concerning Boeing’s charitable contribution programs, such as that requested by this proposal, can be found on the Community Engagement page of the Boeing website These disclosures include a significant amount of information about Boeing’s community engagement, including extensive disclosures specific to each of the proposal’s three elements, the total amount of contributions, the types of organizations or services eligible for grants and country/state-specific grant application procedures and guidelines Boeing recognizes the need for accountability and risk management in connection with its philanthropic contributions program The Governance & Public Policy Committee has oversight of the Company’s public policy and corporate sustainability, which includes oversight of charitable contributions Each year, the full Board approves the Company’s annual charitable budget based on its strategic priorities Boeing’s Executive Vice President, Government Operations, whose responsibilities include the Company’s global philanthropic organization, and the Chief Sustainability Officer, whose responsibilities include the Company’s environmental, social and governance priorities, each report directly to our CEO The Board believes that describing the Company’s guiding principles and examples of the programs it supports, as disclosed in the Global Engagement Portfolio and on the Boeing website, provides more context and is more instructive than a mere list of donations Detailed descriptions of every individual donation would involve an unnecessary expenditure of administrative cost and effort, which would produce no corresponding meaningful information or benefit to shareholders

Item 7. Shareholder proposal – REDUCE THRESHOLD TO CALL special meeting to 10% The Board unanimously recommends a vote against this proposal The Board believes that our existing policy reflects broad shareholder views and reducing the threshold is not in the best interest of our shareholders Boeing’s current ownership threshold balances this important shareholder right with the financial and administrative burdens that would result from misuse of the process by a small minority of shareholders Special shareholder meetings should be limited to when there are urgent and important strategic matters or profound fiduciary concerns given their significant cost and attention from the Board and management The current 25% threshold is consistent with the best practices of our peers, as well as other S&P 500 companies If this proposal were adopted, a relatively small minority of shareholders could call an unlimited number of special meetings, without regard to how the direct costs and other burdens might impact the Company’s future success or the interests of the vast majority of shareholders Boeing’s commitment to shareholder engagement and governance best practices, including the existing right to call special meetings, already ensures Board accountability and Board responsiveness without unnecessary risk Regularly meet with shareholders Independent Chair of the Board Robust Board refreshment process Comprehensive evaluations of the Board, its committees and individual directors Annual director elections Majority voting standard in uncontested elections “Proxy access” right for nominating directors No supermajority voting provisions Shareholders’ existing right to call special meeting

Item 8. Shareholder proposal – Report on Net Zero indicator The Board unanimously recommends a vote for this proposal The Board believes that the report will further demonstrate our commitments to transparency and to build a more sustainable aerospace future We consider climate change to be an urgent issue and are devoting significant resources in support of net-zero emissions in our operations and industry. We have made significant strides and have set climate-related targets for the near- and long-term: Issued our first comprehensive Sustainability Report, including our 2030 sustainability goals (the reduction of operational GHG emissions by 55%, the continuation of net-zero emissions for operations, achieve 100% renewable electricity by 2030) Achieved net-zero carbon emissions at manufacturing and other facilities and business travel in 2020 and again in 2021 Committed that our commercial airplanes will be capable of flying on 100% sustainable aviation fuels by 2030 Support the commercial aviation sector’s ambition to achieve net-zero carbon emissions for global civil aviation operations by 2050 Invested more than $60 billion over the last 10 years in key strategic areas to improve fuel efficiency and reduce emissions Partnering across the industry to collectively deliver on our ambition on climate action, including ecoDemonstrator program, SkyNRG and SkyNRG Americas, Wisk, hydrogen flight test program Our deep knowledge, robust plans and ambitions for operations, products, and services, and our climate goals demonstrate our emphasis on shareholder and other stakeholder interests and the report will further demonstrate our commitment to transparency in this area. In support of a net-zero transition, the first step is to ensure we have a path that is credible and aligned with the industry in support of the global reduction goals. In 2021, Boeing disclosed our Scope 3 Use of Sold Product emissions for commercial aircraft; Boeing’s existing Scope 3 goals do not address our defense portfolio or our supply chain. Our investments in innovation and clean technology are the foundation of our strategy to decarbonize aerospace, the key to Scope 3, Category 11 (Use of Sold Products) emissions reductions. Achieving the desired decarbonization requires continued partnerships with airlines, and various industries, governments and research institutions over decades.

Sustainability & diversity

Sustainability is rooted in our values and our stakeholders’ expectations Board of Directors The Governance & Public Policy Committee oversees sustainability policies and practices (including matters related to environmental stewardship and climate change), and engages regularly with management on these matters Chief Sustainability Officer Leads the Global Enterprise Sustainability organization and is an Executive Council member; reports directly to CEO Responsible for enterprise-wide sustainability strategy, focusing on priorities, stakeholder-oriented reporting, and company performance Global Sustainability Council & Extended Council Global leaders from across business units and functions provide leadership, partnership and action to advance objectives and strategy for sustainability Boeing’s Inaugural Sustainability Report Provides a comprehensive view of Boeing’s sustainability efforts Aligns disclosure to ESG frameworks including: GRI, SASB, and TCFD Demonstrates alignment to eight goals of the U.N. Sustainable Development Goals People Committed to advancing a collaborative, inclusive and globally diverse culture Products & Services Demonstrate an unwavering commitment to safety, quality, integrity and sustainability Operations Operate sustainably and engage transparently on behalf of our customers and stakeholders Communities Focus on global partnerships and programs that inspire our future through education, honor our heroes and strengthen our homes We have organized our sustainability priorities and initiatives around four key pillars: Robust Oversight of Sustainability Approach to Sustainability

COMMITTED TO ENVIRONMENTAL LEADERSHIP

BOEING

Sustainable Aerospace 2050

Fleet Renewal | Operational Efficiency | Renewable Energy | Advanced Technology

People, Partnerships, Policies

Reducing our Environmental Footprint

In Our Products

- Engineering processes to perform **detailed life-cycle assessments** (LCA) to ensure impact is considered throughout the product life cycle
- Invested more than **$60 billion over the last 10 years** in key strategic areas, including R&D to improve environmental efficiency
- Commitment to ensure all commercial airplanes will be capable and certified to fly on **100% sustainable aviation fuel by 2030**

In Our Operations

- Focused on **maintaining a net-zero future** for Boeing operations through conservation and renewable energy
- Informed by **circular principles** to reduce operational impacts
- Set **2030 environmental performance goals** by reviewing scientific recommendations, benchmarking global sustainability leaders, and evaluating our progress and potential

Operations Environmental Goals and Progress[1]

	Progress towards 2025 Goals[2]	2030 Goals
GHG	• Net-zero[(3)] emissions • Absolute GHG emissions reduction of 14%	• Net-zero[(3)] emissions • 55% GHG emissions reduction from 2017 • 100% renewable electricity
Energy	12% energy-use reduction	10% energy-intensity reduction from 2025
Water	23% reduction in water withdrawal	5% reduction in water withdrawal from 2025
Waste	• 44% reduction in solid waste • 34% reduction in hazardous waste	• 30% reduction in solid waste produced from 2025 • 5% hazardous waste reduction from 2025 • Over 90% diversion from landfill / incineration • Zero waste certification for major sites

Addressing Climate Change

- **Achieved net-zero[3]** at our manufacturing and worksites again in 2021 by expanding conservation and renewable energy use, while securing responsible offsets
- **Climate risks and opportunities inform our strategy,** as evidenced by our commitments and actions in products, services and operations
- Actively conserve and **monitor emissions, fuel use and energy efficiency** to track progress towards our goals
- Disclosed our **Scope 3 Use of Sold Product emissions** for commercial aircraft, an important step toward understanding our contributions and potential reduction pathway

[1] 2025 goals were set based on data from Core Metric Sites, which represent the majority (70%) of Boeing's operations.
[2] Operational goals shown are absolute targets and not indexed to production levels or growth. 2020 performance was affected by changes associated with occupancy and operations during COVID-19. The targets were established against a 2017 baseline, and the 2025 goals will act as a milestone to guide actions and progress to the 2030 goals.
[3] The net-zero achievement covered Scope 1 and Scope 2 emissions for all sites within the company's operational control as well as Scope 3 – Business Travel.

Boeing is committed to reducing the environmental impact of our products, services and operations to address challenges posed by climate change

Copyright © 2022 Boeing. All rights reserved.

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ADVANCING EQUITY, DIVERSITY AND INCLUSION

Our Aspirations

To address our representation gaps and build a culture of inclusion, we have established a set of aspirations we will strive to achieve by 2025:

- **Increase** the Black representation rate in the U.S. by 20%
- **Achieve** parity in retention rates of all groups
- **Close** representation gaps for historically underrepresented groups
- **Advance** common understanding, shared experiences and mutual respect
- **Report** diversity metrics and progress annually
- **Eliminate** any statistically significant differences between the workplace experiences of underrepresented and at-representation groups

Our Actions to Achieve our Aspirations

Equity for All

- Addressing **representation gaps** where they are below benchmarks and working to close them
- **Requiring diverse slates** and interview teams, and requiring bias mitigation training
- Increasing **equal access** to professional networks and opportunities, and holding ourselves accountable to **equal pay** for equal work through compensation reviews

Team of All

- **Increasing diversity** in our talent pool by improving representation in the STEM pipeline
- **Empowering our teammates** through the 125 chapters of our Business Resource Groups
- **Advancing equity and social justice** in our communities by investing $25 million in NGOs

Inclusion by All

- **Fostering a culture of transparency and accountability** by keeping diversity and inclusion a regular part of Board and Executive Council meetings
- **Educating our workforce** about continuous improvement through teamwork
- **Talking openly about race and racism** at every level of our Company and building awareness through monthly discussion guides aimed at identifying and combating bias

- Introduced **voluntary** self-identification in 2021 for gender identity and sexual orientation in the U.S.
- **Publicly reported intersectional information** in our 2020 EEO-1 Report reflecting our commitment to transparency

Key Diversity Metrics

Our diversity numbers are on par with our industry but we aspire to be leaders in our industry and among the leading companies worldwide


Minorities*
31.2%

- Asian: 14.2%
- Hispanic: 7.0%
- Black: 6.4%
- More: 3.6%


Women*
22.9%


Veterans*
14.8%

* U.S.-based work locations of The Boeing Company, excluding non-fully integrated subsidiaries that are not on Boeing HR systems. "More" category includes American Indian/Alaskan Native, Native Hawaiian or Other Pacific Islander, and Two or More Races.

The Board has direct oversight of equity, diversity and inclusion efforts, including regular reviews of diversity metrics

Copyright © 2022 Boeing. All rights reserved.

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Caution Concerning Forward-Looking Statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related industry impacts, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of remaining 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and additional considerations to customers and suppliers; (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our, our customers’, and/or our suppliers’ information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; (24) potential environmental liabilities; and (25) effects of climate change and legal, regulatory or market responses to such change. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.